Exhibit 10.2

FORM OF AUTHORIZED PARTICIPANT AGREEMENT
FOR
KRANESHARES CRYPTO TRUST

This Authorized Participant Agreement (“Agreement”) is entered into by and between Krane Digital Investments, LLC, as sponsor (“Sponsor”) of KraneShares Crypto Trust (“Trust”) and each series of the Trust listed on Annex I to this Agreement, as may be amended from time to time (“Funds”), and ________________ (“Authorized Participant” or “AP”), and is subject to acceptance by State Street Bank and Trust Company (“Transfer Agent”), as transfer agent of the Trust and each Fund. The Sponsor, the Authorized Participant and the Transfer Agent acknowledge and agree that the Trust shall be a third-party beneficiary of this Agreement and shall receive the benefits contemplated by this Agreement, to the extent specified herein.

As provided in the Third Amended and Restated Agreement and Declaration of Trust of the Trust, dated as of February 11, 2026, as it may be amended from time to time (“Declaration of Trust”), and as specified in the prospectus (“Prospectus”) included as part of the Trust’s registration statement on Form S-1, as supplemented and amended from time to time (File No. 333-288363) (“Registration Statement”), units of fractional undivided beneficial interest in, and ownership of, the net assets of a Fund may be purchased or redeemed only in aggregations of a specified number of shares (“Shares”) referred to therein and herein as “Creation Units.” The number of Shares constituting a Creation Unit of each Fund is set forth in its Prospectus. Creation Units of Shares may be purchased only by or through an Authorized Participant that has entered into an Authorized Participant Agreement with the Sponsor and the Transfer Agent. References to the Prospectus are to the applicable Fund’s then-current Prospectus, as it may be supplemented and amended from time to time with notice in accordance with this Agreement.

Under the Declaration of Trust, each Fund may issue Creation Units to, and redeem Creation Units from, Authorized Participants, only through the facilities of the Depository Trust Company (“DTC”), including the Continuous Net Settlement System (“CNS”) of the National Securities Clearing Corporation (“NSCC”), or a successor depository, and only in exchange for an amount of Digital Assets, as defined in the relevant Fund’s Prospectus, and cash computed as described in the Prospectus (“Cash Component”), in each case plus transaction fees and custodial fees (“Custody Transaction Costs,” and together with the Cash Component, the “Cash Amount”), delivered to the Trust by the Authorized Participant via the Cash Custodian (as defined herein). Under certain circumstances the Cash Amount may be referred to as the “Creation Deposit,” except in certain cases the Creation Deposit may include Digital Assets, too. All references to “cash” shall refer to U.S. Dollars.

This Agreement and the applicable procedures for each Fund (as listed on Annex II) (“Procedures”) set forth the specific procedures by which the Authorized Participant may place an order to purchase Shares (each, a “Purchase Order”) or an order to redeem Shares (each, a “Redemption Order,” and, together with Purchase Orders, “Orders”) of a Fund. All Orders must be made pursuant to the Prospectus and this Agreement, including the Procedures set forth in Annex II hereto, as each may be amended from time to time. Until such time as the parties agree in writing and amend this Agreement to permit in-kind transactions, all purchases and redemptions by the Authorized Participant pursuant to this Agreement, the Prospectus and the Procedures, shall be in cash. Capitalized terms not otherwise defined herein have the meaning assigned to them in the Prospectus or Procedures for the relevant Fund.

Nothing in this Agreement shall obligate the Authorized Participant to create or redeem one or more Creation Units of Shares or to sell, offer or promote the Shares. An Authorized Participant may not cancel an Order after an Order is placed by the Authorized Participant.

The parties hereto in consideration of the premises and of the mutual agreements contained herein agree as follows.

1.	STATUS OF AUTHORIZED PARTICIPANT.

(a) Status of Authorized Participant. The Authorized Participant hereby represents, covenants and warrants that, with respect to Purchase Orders or Redemption Orders of Creation Units of Shares of any Fund, (i) it is a DTC participant (“DTC Participant”) and it has the ability to transact through the Federal Reserve System, and (ii) it is a member in good standing of the NSCC and a participant in the CNS of the NSCC and agrees that it will remain in good standing throughout the term of this Agreement. Any change in the foregoing status of the Authorized Participant shall automatically terminate this Agreement, and the Authorized Participant shall give prompt written notice to the Sponsor and Transfer Agent of such change. The Authorized Participant may place Purchase Orders or Redemption Orders for Creation Units pursuant to the procedures for purchase and redemption set forth in the Prospectus and this Agreement.

(b) Licenses and Compliance. If the Authorized Participant is offering or selling Shares of any Fund of the Trust in the several states, territories and possessions of the United States, it hereby represents and warrants that it (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (“1934 Act”); (ii) is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business with respect to this Agreement; and (iii) is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), and agrees that it will maintain such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized Participant agrees to comply with all applicable U.S. federal securities laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and to comply with the Constitution, By-Laws and Conduct Rules of the FINRA (together with the NASD Conduct Rules, as applicable, collectively “FINRA Rules”) to the extent such laws, rules and regulations relate to the Authorized Participant’s obligations under this Agreement, or to the offer, sale, promotion, creation and redemption of the Shares and related transactions in, and activities with respect to, the Shares. The Authorized Participant further represents and warrants that it will not offer or sell or promote Shares of any Fund of the Trust in any state or jurisdiction where they may not lawfully be offered and/or sold.

(c) Unregistered Authorized Participant. If the Authorized Participant is offering or selling Shares of any Fund of the Trust in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified, or a member of FINRA as set forth above, the Authorized Participant nevertheless agrees (i) to observe the applicable laws of the jurisdiction in which such offer and/or sale is made; (ii) to comply with applicable disclosure requirements of the Securities Act of 1933, as amended (“1933 Act”), and the rules and regulations promulgated thereunder; and (iii) to conduct its business in accordance with the spirit of NASD Conduct Rules (or of comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently repealed, rescinded or otherwise replaced by FINRA Conduct Rules) in each case to the extent the foregoing relate to the Authorized Participant’s transactions in, and activities with respect to, the Shares.

(d) Anti-Money Laundering. The Authorized Participant represents, covenants and warrants that it has in place, and will maintain throughout the term of this Agreement, written policies, procedures and internal controls (collectively, an “AML Program) reasonably designed to (i) comply with all applicable anti-money laundering laws, regulations and rules, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”), and (ii) screen all new and existing customers against the Office of Foreign Asset Control (“OFAC”) list and any other government list that is or becomes required under the USA PATRIOT ACT. The Authorized Participant agrees that, throughout the term of this Agreement, it will maintain the AML Program in substantial conformity with the foregoing provisions as may be amended or supplemented by applicable laws, regulations and rules. Any change in the foregoing shall result in the automatic termination of this Agreement, and the Authorized Participant shall give prompt notice to the Sponsor, the Transfer Agent and the Trust of such change.

(e) Continuous Offering and Distribution. The Authorized Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units may be issued and sold by the Trust on an ongoing basis, depending upon the facts and circumstances, at any point a “distribution,” as such term is used in the 1933 Act, may be deemed to have occurred. The Authorized Participant understands and acknowledges that some activities on its part, depending on the circumstances and under certain possible interpretations of applicable law, may result in its being deemed a participant in a distribution in a manner which could subject it to the prospectus delivery and related provisions of the 1933 Act that normally would be applicable to a statutory underwriter. The Authorized Participant should review the “Plan of Distribution” section of the Prospectus and consult with its own counsel in connection with entering into this Agreement and placing an Order. The Authorized Participant also understands and acknowledges that dealers who are not “underwriters” but are effecting transactions in Shares, whether or not participating in the distribution of Shares, may be required to deliver a prospectus.

(f) Communications Capability. The Authorized Participant has the capability to send and receive authenticated communications to and from (i) Transfer Agent, (ii) any prime broker (as defined in the Prospectus) utilized in connection with an Order, (iii) any custodian responsible for establishing and maintaining cash accounts (“Cash Custodian”) and any custodian responsible for safekeeping Digital Assets, including any sub-custodian thereto, for each Fund (“Digital Asset Custodian”), and (iv) the Authorized Participant’s custodian. The Authorized Participant shall confirm such capability to the reasonable satisfaction of Transfer Agent, prime broker (as applicable), the Cash Custodian, and the Digital Asset Custodian prior to placing its first order (whether it is a Purchase Order or a Redemption Order).

2.	EXECUTION OF PURCHASE ORDERS AND REDEMPTION ORDERS.

(a) Procedures. All Purchase Orders or Redemption Orders shall be made in accordance with the terms of the Prospectus, this Agreement and, where applicable, the Procedures described in Annex II hereto. Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. To the extent there is a conflict between (i) any provision of the Prospectus and (ii) this Agreement and the provisions of the Procedures for a Fund, the Prospectus shall control. To the extent there is a conflict between any provision of this Agreement and the provisions of the Procedures for a Fund, this Agreement shall control. It is contemplated that the telephone lines used by the Transfer Agent will be recorded, and the Authorized Participant hereby consents to the recording of all calls with the Transfer Agent and/or the Sponsor in connection with the purchase and redemption of Creation Units, provided that the Authorized Participant may reasonably request that the recording party use commercially reasonable efforts provide to the Authorized Participant copies of recordings of any such calls which have been retained in accordance with the recording party’s usual document retention policy. The parties agree that any party may use such recordings in connection with any dispute or proceeding relating to this Agreement. The Transfer Agent, the Sponsor and the Trust reserve the right to issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units and the Authorized Participant agrees to comply with such procedures as may be issued from time to time, upon reasonable notice thereof, including but not limited to the Procedures that are referenced in Annex II hereto.

(b) Cancellation. The Authorized Participant acknowledges and agrees that delivery of a Purchase Order or Redemption Order shall be irrevocable upon acceptance; provided that the Trust, and the Sponsor, on behalf of the Trust, reserves the right to reject any Purchase Order in accordance with the terms of the Prospectus and related documents until the trade is released, as described in Annex II hereto, and any Redemption Order that is not in “proper form” as specified in the Procedures; provided further that, in any case, the Sponsor will use reasonable efforts to notify the Authorized Participant prior to such rejection of any Purchase Order or Redemption Order and (to the extent it is permitted to do so) the reason for such rejection, and in the event that the rejection was due to the Purchase Order or Redemption Order not being in proper form, to the extent possible, provide the Authorized Participant an opportunity to place the Purchase Order or Redemption Order in proper form prior to rejection. Neither the Transfer Agent, the Trust nor the Sponsor shall be liable to any person by reason of the rejection of any Purchase Order or Redemption Order. The Sponsor will promptly return to the Authorized Participant upon rejection of a Purchase Order all consideration, including Digital Assets and cash tendered by the Authorized Participant, including any transaction fees, in respect of such rejected Purchase Order.

(c) Suspension of Redemptions. The Trust, or the Sponsor on its behalf, may, in its discretion, and the Transfer Agent will, when so directed by the Sponsor or Trust, suspend the right of redemption, or postpone the delivery date of Digital Assets or other Fund property generally or with respect to a particular redemption order (i) during any period in which regular trading on the Listing Exchange is suspended or restricted, or the Listing Exchange is closed (other than scheduled weekend or holiday closings); (ii) during any period when the Sponsor determines that delivery, disposal or evaluation of Digital Assets is not reasonably practicable; or (iii) during such other period as the Sponsor determines to be necessary for the protection of Shareholders. Neither the Transfer Agent, the Trust nor the Sponsor shall be liable to any person or liable in any way for any loss or damages that may result from any such rejection, suspension or postponement.

(d) NSCC. Solely with respect to orders for the purchase or redemption of Creation Units through the CNS clearing process, the Authorized Participant hereby authorizes the Transfer Agent or its designee to transmit to NSCC on behalf of the Authorized Participant such instructions, including Share and cash amounts as are necessary with respect to the purchase and redemption of Creation Units, consistent with the instructions issued by the Authorized Participant. The Authorized Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent or its designee on behalf of the Trust and reported to NSCC as though such instructions were issued by the Authorized Participant directly to NSCC.

(e) In-Kind Purchase and Redemptions. The Authorized Participant, the Distributor, and the Transfer Agent each agree that in-kind transactions will not be permitted pursuant to this Agreement until this Agreement is amended in a writing signed by each of Authorized Participant, the Distributor, and the Transfer Agent explicitly permitting in-kind transactions.

3.	DIGITAL ASSET TRANSFERS.

Any Digital Asset to be transferred in connection with an Order shall be transferred in accordance with the Procedures and the Prospectus. The Authorized Participant shall be responsible for (i) a transaction fee for each Order to create or redeem Creation Units, (ii) transfer, processing and other transaction costs charged by the Digital Asset Custodian and/or Cash Custodian in connection with the issuance or redemption of Creation Units for such Order (“Custody Transaction Costs”), and (iii) any other expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees). Each of the Trust, the Sponsor and the Transfer Agent will have no liability for loss or damages suffered by the Authorized Participant or any party for which they are acting in respect of any prime brokerage account at the prime broker that is used to transact an Order (a “Prime Brokerage Account”). The liability of any prime broker utilized in connection with an Order with respect to any such loss or damage will be governed by the terms of any agreement entered into by (i) such prime broker and (ii) the Authorized Participant. The Authorized Participant acknowledges that it is unsecured creditors of such prime broker (if used) with respect to the Digital Asset held in such Prime Brokerage Account and that such Digital Asset is at risk in the event of such prime broker’s insolvency.

4.	PROSPECTUS, MARKETING MATERIALS AND REPRESENTATIONS.

(a) Availability of Prospectus. The Authorized Participant hereby agrees that, for the term of this Agreement, the Sponsor, or its designee, may deliver the then-current Prospectus, and any revisions, supplements or amendments thereto or recirculation thereof, to the Authorized Participant in Portable Document Format (“PDF”) via electronic mail to such address as shall be provided by the Authorized Participant from time to time in lieu of delivering the Prospectus in paper form. The Authorized Participant may revoke the foregoing agreement at any time by delivering written notice to the Sponsor, or the Sponsor’s designee, and, whether or not such agreement is in effect, the Authorized Participant may, at any time, request reasonable quantities of the Prospectus, and any revisions, supplements or amendments thereto, or recirculation thereof, in paper form from the Sponsor or its designee. The Authorized Participant acknowledges that it has the capability to access, view, save and print material provided to it in PDF and that it will incur no appreciable extra costs by receiving the Prospectus in PDF instead of in paper form. The Sponsor will, when requested by the Authorized Participant, make available, or cause to be made available, at no cost, the software and technical assistance necessary to allow the Authorized Participant to access, view and print the PDF version of the Prospectus.

(b) Certain Covenants of the Sponsor. The Sponsor covenants and agrees to notify the Authorized Participant promptly of the happening of any event during the term of this Agreement that could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the expense of the Trust, to the Authorized Participant promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change at such time and in such numbers as necessary to enable the Authorized Participant to comply with any obligation it may have to deliver such revised, supplemented or amended Prospectus to its customers that invest in the applicable Fund.

(c) Representations and Warranties of Authorized Participant. The Authorized Participant represents, warrants and agrees that it will not make any representations involving statements of fact concerning Shares in connection with the offer and sale of Shares, other than those that are consistent with the Trust’s then-current Prospectus or in any promotional materials or sales literature furnished to the Authorized Participant by the Sponsor. Further, subject to Section 4(d) hereof, the Authorized Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Shares, including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials (“Marketing Materials), except such information and materials as may be furnished to the Authorized Participant by the Sponsor and such other information and materials as may be approved by the Sponsor, which approval shall not be unreasonably withheld or delayed. Marketing Materials shall not include written materials that (i) relate to asset allocation or portfolio construction generally, (ii) are technical brokerage communications, such as trade confirmations, or (iii) do not mention the Trust, any Fund or Shares.

(d) Authorized Participant Institutional Sales Literature. The Authorized Participant may, without the written approval of the Sponsor or the Trust, prepare and circulate, in the regular course of its business the following materials (“Authorized Participant Institutional Sales Literature”): (i) sales commentary and research reports that include information, opinions or recommendations relating to Shares (A) for internal circulation or (B) for public dissemination, provided that such materials compare the relative merits and benefits of Shares with other products and are not used for purposes of marketing Shares; and (ii) research reports, institutional communications (as such term in defined in FINRA Rule 2210 or any successor rule), correspondence (as such term is defined in FINRA Rule 2210 or any successor rule) and other similar materials that include information, opinions or recommendations relating to Shares, provided that such materials comply with applicable FINRA rules.

(e) Due Diligence. The Sponsor agrees to cooperate with the Authorized Participant in carrying out its reasonable due diligence with respect to this Agreement. For the avoidance of doubt, the Authorized Participant shall bear its own expenses incurred in connection with such due diligence investigation.

(f) Identification of Authorized Participant in Fund Materials. The Sponsor shall ensure that the Prospectus contains an accurate and current listing of Authorized Participants, as may be required by the SEC or its Staff or applicable law. For as long as this Agreement is effective, the Authorized Participant agrees to be identified solely as an authorized participant of the Trust and each Fund, as applicable, (i) in any section of the Prospectus included within the Registration Statement and (ii) on the Fund’s website.

(g) Sanctions Program. The Authorized Participant represents, covenants and warrants to the Sponsor and the Transfer Agent that it has established and presently maintains: (1) policies, procedures and controls designed to comply with applicable anti-money laundering laws; and (2) a sanctions program (“Sanctions Program”) reasonably designed to prevent it from engaging in activities, financial transactions or other illicit purposes for or on behalf of individuals or entities in line with applicable sanctions laws and regulations, and it shall comply with the Sanctions Program and all applicable sanctions laws, regulations and rules now or hereafter in effect. The Authorized Participant acknowledges that the Digital Asset Custodian and the Cash Custodian may reject any deposit property that is subject to applicable sanctions and anti-money laundering laws. The Authorized Participant represents that it will not cause the Fund to hold any Digital Asset that originates from a financial crime or that is being or has been used to facilitate the violation of any sanctions or anti-money laundering laws.

5.	TITLE TO DIGITAL ASSETS.

The Authorized Participant represents and warrants that, upon delivery of a deposit of a Digital Asset to the Fund’s Trading Balance, the applicable Fund will acquire good and unencumbered title to the Digital Asset which is the subject of such Purchase Order, free and clear of all pledges, security interests, liens, charges, taxes, assessments, encumbrances, equities, claims, options or limitations of any kind or nature, fixed or contingent, and not subject to any adverse claims, including any restriction upon the sale or transfer of all or any part of Digital Asset which is imposed by any agreement or arrangement entered into by the Authorized Participant in connection with the Purchase Order.

6.	CASH COMPONENT AND FEES.

The Authorized Participant hereby agrees that in connection with a Purchase Order, it will make available in same day funds an amount of cash sufficient to pay the Cash Component and any other amounts of cash due to the Trust in connection with the purchase of any Creation Unit of Shares, in accordance with the provisions of the Procedures and the Prospectus. In connection with each such Order, the Authorized Participant shall pay an amount of cash equal to the Cash Amount. In addition, the Sponsor may waive the transaction fee and/or Custody Transaction Costs on the creation or redemption of Creation Units for one or more Authorized Participants from time to time in its sole discretion. These transaction fees and Custody Transaction Costs are paid directly by the Authorized Participant and not by a Fund or the Trust. The Authorized Participant hereby agrees to ensure that the Cash Amount will be received by the Trust on or before the contractual settlement date for the applicable Order, and in the event that payment of such Cash Amount has not been made by such contractual settlement date, the Authorized Participant will pay the full Cash Amount, plus interest, computed as such reasonable rate as may be specified by the Trust.

7.	ROLE OF AUTHORIZED PARTICIPANT.

(a) No Agency. Each party acknowledges and agrees that for all purposes of this Agreement, the Authorized Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust, any Fund, the Sponsor, the Transfer Agent, the Cash Custodian, or the Digital Asset Custodian in any matter or in any respect.

(b) Availability of Authorized Participant. The Authorized Participant will make itself and its employees available, upon request, during normal business hours to consult with the Sponsor, the Transfer Agent, the Digital Asset Custodian, and the Cash Custodian or their designees concerning the performance of the Authorized Participant’s responsibilities under this Agreement.

(c) DTC Participant. In executing this Agreement, the Authorized Participant agrees that it shall be bound by the applicable obligations of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus or Declaration of Trust.

(d) Records of Sales. The Authorized Participant agrees, to the extent required by applicable law, to maintain records of all sales of Shares made by or through it and to furnish copies of such records to the Trust, the Sponsor, or the Transfer Agent upon the reasonable written request of the Trust, the Sponsor, or the Transfer Agent, subject to its applicable customer information protection rules, regulations, internal policies and undertakings to maintain such information in confidence.

8.	AUTHORIZED PERSONS OF THE AUTHORIZED PARTICIPANT.

(a) Authorized Persons. Concurrently with the execution of this Agreement, and from time to time thereafter as may be requested by the Transfer Agent or the Sponsor, the Authorized Participant shall deliver to the Transfer Agent, the Sponsor and the Trust, duly certified as appropriate by its Secretary or other duly authorized official, a certificate substantially in the form attached hereto as Annex III to this Agreement, setting forth the names and signatures of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Authorized Participant (each such person an “Authorized Person”). Such certificate may be accepted and relied upon by the Transfer Agent, the Sponsor and the Trust as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Transfer Agent, the Sponsor and the Trust of a superseding certificate bearing a subsequent date (or the termination of this Agreement, if earlier). Upon the termination or revocation of authority of such Authorized Person by the Authorized Participant, the Authorized Participant shall give prompt written notice of such fact to the Transfer Agent, the Sponsor and the Trust and such notice shall be effective upon receipt by the Transfer Agent, the Sponsor and the Trust, so long as such revocation of authority is received reasonably in advance of any orders or instructions.

(b) PIN Number. The Transfer Agent may issue to each Authorized Person a unique personal identification number (“PIN Number”) by which such Authorized Person shall be identified and instructions issued by the Authorized Participant hereunder shall be authenticated. The PIN Number shall be kept confidential and only provided to Authorized Persons and other employees of the Authorized Participant who have a reasonable need-to-know, unless required under applicable law. If after issuance, an Authorized Person’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon by the Authorized Participant and the Transfer Agent. Upon the termination or revocation of authority of such Authorized Person by the Authorized Participant, the Authorized Participant shall give prompt written notice of such fact to the Transfer Agent, the Sponsor and the Trust and such notice shall be effective upon receipt by the Transfer Agent, the Sponsor and the Trust, so long as such revocation of authority is received reasonably in advance of any orders or instructions. The Transfer Agent agrees promptly to cancel the PIN Number assigned to an Authorized Person upon receipt of written notice from the Authorized Participant that an Authorized Person’s authority to act for it has been terminated.

(c) Verification. The Transfer Agent shall assume that all instructions issued to it using a PIN Number have been properly placed by an Authorized Person, unless the Transfer Agent has actual knowledge to the contrary or the Authorized Participant has properly revoked such PIN Number as provided herein. Neither the Transfer Agent, the Sponsor nor the Trust shall have any obligation to verify that an Order is being placed by an Authorized Person.

9.	REDEMPTION.

(a) Business Day. The Authorized Participant understands and agrees that Redemption Orders may be submitted only on days that the Listing Exchange is open for trading or business (“Business Day”).

(b) Transferability of Fund Shares. The Authorized Participant represents, warrants and agrees that, as of the close of a Business Day on which it has placed any Redemption Order, it or any party for which it is acting (whether a customer or otherwise, a “Participant Client”), will own (within the meaning of Rule 200 of Regulation SHO), or have arranged to borrow for delivery to the Trust on or prior to the settlement date of the Redemption Order, the requisite number of Shares covered by the Redemption Order. In either case, the Authorized Participant acknowledges that: (i) it has or, if applicable, its Participant Client has, as of the close of the Business Day on which it has placed the Redemption Order, full legal authority and legal right to place the Redemption Order; (ii) it or the Participant Client has full legal authority and legal right to receive the entire proceeds of the redemption on the settlement date; and (iii) there are no restrictions precluding the delivery of such Shares (including borrowed shares, if any) for redemption, free and clear of liens, on the settlement date. In the event that the Sponsor, the Transfer Agent and/or the Trust has reason to believe that the Authorized Participant does not own or have available for delivery the requisite number of Shares to deliver by the settlement date, each of the Sponsor, the Transfer Agent and the Trust may require the Authorized Participant to provide documentation evidencing ownership or its ability to deliver the Shares in order to treat the Redemption Order as in proper form; and, if such documentation is not satisfactory to the requesting party, in its sole discretion, each of the Sponsor, the Trust or the Transfer Agent (in consultation with the Sponsor or Trust), may reject without liability the Redemption Order as not in proper form.

10.	INDEMNIFICATION.

(a) Indemnification by the Authorized Participant. The Authorized Participant hereby agrees to indemnify and hold harmless the Sponsor, the Trust, each Fund, the Transfer Agent, the Cash Custodian, and the Digital Asset Custodian, and their respective subsidiaries, affiliates, directors, officers, employees, agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “AP Indemnified Party”) from and against any loss, liability, damage and cost and expense (including reasonable attorneys’ fees) (“Loss”) incurred by such AP Indemnified Party as a result of: (i) any breach by the Authorized Participant of any provision of this Agreement; (ii) any representation provided by the Authorized Participant herein that is false or misleading in any material respect or omits material information necessary to make the statement contained therein complete; (iii) any failure on the part of the Authorized Participant to perform any of its obligations set forth in the Agreement; (iv) any failure by the Authorized Participant to comply with applicable laws to the extent relating to its role as an authorized participant hereunder, including applicable rules and regulations of self-regulatory organizations; (v) actions of an AP Indemnified Party taken pursuant to any instructions issued in accordance with this Agreement (as may be amended from time to time) reasonably believed by an AP Indemnified Party to be genuine and to have been given by the Authorized Participant, except to the extent that the Authorized Participant had previously revoked a PIN Number used in giving such instructions in accordance with Section 8 of this Agreement, and such revocation was given by the Authorized Participant in writing and received by the Transfer Agent, the Sponsor and the Trust reasonably in advance of receipt of the instruction given through unauthorized use of the PIN Number; or (vi) any (1) representation by the Authorized Participant, its employees or its agents or other representatives about the Shares or any AP Indemnified Party that is not consistent with the Trust’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares, (2) Authorized Participant Institutional Sales Literature that is required to, but does not, comply with FINRA rules, or (3) untrue statement or alleged untrue statement of a material fact contained in any Marketing Materials or Authorized Participant Institutional Sales Literature, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, unless, in the case of (vi)(1) or (vi)(3), such representation, statement or omission (x) was made or included by the Sponsor in materials furnished by the Sponsor to the Authorized Participant, or by the Authorized Participant at the written direction of the Sponsor, or (y) is based upon any misstatement of a material fact or omission or alleged omission by the Trust or the Sponsor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading. The Authorized Participant shall not have any obligation to indemnify an AP Indemnified Party for any damages to the extent arising out of mistakes or errors in data provided to the Authorized Participant by such AP Indemnified Party. The Authorized Participant shall not be liable under the indemnity contained in this Section with respect to any claim made against an AP Indemnified Party, unless the AP Indemnified Party shall have notified the Authorized Participant in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the AP Indemnified Party (or after the AP Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Authorized Participant of any claim shall not relieve the Authorized Participant from any liability that it may have to any AP Indemnified Party against whom such action is brought otherwise than on account of the indemnity agreement contained in this Section, and shall only release it from such liability under this Section to the extent it has been materially prejudiced by such failure to receive notice.

(b) Indemnification by the Sponsor. The Sponsor hereby agrees to indemnify and hold harmless the Authorized Participant and its respective subsidiaries, affiliates, directors, officers, employees, agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Sponsor Indemnified Party”) from and against any Loss, incurred by such Sponsor Indemnified Party as a result of: (i) any material breach by the Sponsor of any provision of this Agreement; (ii) any material failure on the part of the Sponsor to perform any of its obligations set forth in this Agreement; (iii) any material failure by the Sponsor to comply with applicable laws in connection with this Agreement, except the Sponsor shall not be required to indemnify a Sponsor Indemnified Party to the extent that such failure was caused by the Sponsor’s reasonable reliance on instructions given or representations made by one or more Sponsor Indemnified Parties; (iv) actions of such Sponsor Indemnified Party taken in reasonable reliance upon any instructions issued or representations made in accordance with Annex II hereto (as amended from time to time) reasonably believed by the Sponsor Indemnified Party to be genuine and to have been given by or on behalf of the Sponsor; or (v) any untrue statement or alleged untrue statement of a material fact contained in the applicable Registration Statement of the Fund, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in the Registration Statement based on information furnished in writing by or on behalf of the Authorized Participant. The Sponsor shall not be liable to any Sponsor Indemnified Party for any damages arising out of mistakes or errors in data provided to the Sponsor by a Sponsor Indemnified Party. The Sponsor shall not be liable under the indemnity agreement contained in this Section with respect to any claim made against any Sponsor Indemnified Party unless the Sponsor Indemnified Party shall have notified the Sponsor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Sponsor Indemnified Party (or after the Sponsor Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Sponsor of any claim shall not relieve the Sponsor from any liability that it may have to any Sponsor Indemnified Party against whom such action is brought otherwise than on account of the indemnity agreement contained in this Section and shall only release it from such liability under this Section to the extent it has been materially prejudiced by such failure to receive notice.

(c) Excuse from Indemnification. This indemnifying party shall not have an obligation to indemnify an AP Indemnified Party or a Sponsor Indemnified Party pursuant to Section 10(a) or Section 10(b), as the case may be, for Losses to the extent that such Losses are directly caused by, incurred as a result of, or incurred in connection with, any gross negligence, bad faith, or willful misconduct on the part of the party seeking to be indemnified. The term “affiliate” in this Section 10 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

(d) Defense & Settlement. The applicable indemnifying party shall be entitled, at its option and its own expense, to exercise sole control and authority over the defense and settlement of such action, except, where the Transfer Agent is the indemnified party and is seeking indemnification from multiple counterparties for claims based on common facts or otherwise related to the indemnified claim, in which case the Transfer Agent will have the right to control and direct the defense and settlement of such claims at the expense of (i) the indemnifying party or (ii) all of the counterparties from which the indemnification is sought, including the indemnifying party hereunder, pro rata, as appropriate. The indemnifying party is not authorized to accept any settlement without the prior written consent of the indemnified party, which consent will not be unreasonably withheld, conditioned or delayed, unless such settlement involves only the payment of money and (i) provides the applicable indemnified party with a complete and unconditional release in exchange for the amount paid in the settlement, and (ii) does not impose liability not covered by these indemnifications or place restrictions on the indemnified party or cause reputational harm to the indemnified party or include an admission of fault or liability in relation to the indemnified party.

11.	LIMITATION OF LIABILITY.

(a) No Implied Covenants or Obligations. Each of the Sponsor, the Authorized Participant, and the Transfer Agent undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against any party.

(b) Miscellaneous Limitations on Liability. In the absence of bad faith, gross negligence or willful misconduct on its part, the Transfer Agent, whether acting directly or through agents or attorneys, shall not be liable for any action taken, suffered or omitted or for any error of judgment made in the performance of its duties hereunder. The Transfer Agent shall not be liable for any error of judgment made in good faith unless it shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment. The Transfer Agent shall not be liable to the Participant or to any other person for any damages arising out of mistakes or errors in data provided to the Transfer Agent by a third party, or out of interruptions or delays of electronic means of communications with the Transfer Agent. In no event shall the Trust, Sponsor, the Transfer Agent or Authorized Participant be liable for special, indirect, incidental, exemplary, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Trust, Sponsor, the Transfer Agent or Authorized Participant be liable for the acts or omissions of DTC or any successor or other depository.

(c) Force Majeure. None of the Trust, Sponsor, the Transfer Agent, or the Authorized Participant shall be responsible or liable for any failure or delay in the performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation: acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; hacking or sabotage; epidemics; riots; interruptions; loss, malfunction of or disruption in utilities, Digital Asset networks or blockchain ledgers, internet or other computer (hardware or software) or communications service; market volatility or disruptions in order trading on any exchange, market or trading venues to which the prime broker’s execution platform (the “Trading Platform”) has established connections (each such venue, a “Connected Trading Venue”); suspension of trading in respect of the Trading Platform or any Connected Trading Venue; accidents; labor disputes; acts of civil or military authority or governmental actions.

(d) Reliance on Instructions. The Sponsor and the Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized hereby and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine.

(e) Financial Liability of the Transfer Agent. The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.

(f) Tax Liability. To the extent any payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax or government charge applicable to the creation or redemption of any Creation Unit of Shares of any Fund made pursuant to this Agreement is imposed, the Authorized Participant shall be responsible for the payment of such tax or government charge regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Trust, the Sponsor or the Transfer Agent pays, or is required by law to pay, any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

(g) Trust as a Third-Party Beneficiary. The Authorized Participant understands and agrees that the Trust is a third-party beneficiary to this Agreement, and is entitled, and intends, to proceed directly against the Authorized Participant in the event that the Authorized Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.

12.	ACKNOWLEDGMENT.

The Authorized Participant acknowledges receipt of the Declaration of Trust and Prospectus and represents that it has reviewed and understands such documents.

13.	NOTICES.

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery, overnight delivery service or by electronic mail (with a confirming copy by first-class U.S. mail) to the parties at the addresses in their signature blocks.

14.	EFFECTIVENESS; TERMINATION; AMENDMENT.

(a) Effectiveness. This Agreement shall become effective upon delivery to and execution by the parties hereto.

(b) Termination. This Agreement may be terminated at any time by any party upon sixty (60) calendar days’ prior written notice to the other parties and may be terminated earlier by the Trust, the Transfer Agent, or the Sponsor at any time in the event of a breach by the Authorized Participant of any provision of this Agreement or the procedures described or incorporated herein, or upon the insolvency of the Authorized Participant. This Agreement may be terminated immediately by a party at such time as the Trust, the Sponsor or the Authorized Participant becomes insolvent or becomes the subject of a bankruptcy proceeding or winding up.

(c) Amendment. This Agreement may be amended only by a written instrument executed by all the parties; provided, however, that if an amendment to the Agreement is required in order to conform the Agreement to applicable law, then the Sponsor shall provide the Authorized Participant and the Transfer Agent with prompt notice of such amendment, and the next Creation Unit created by the Authorized Participant shall be deemed to constitute the Authorized Participant’s acceptance of such amendment. The Procedures attached as Annex II and any Exhibit thereto may be amended, modified or supplemented by the Trust, the Transfer Agent and the Sponsor, without consent of the Authorized Participant from time to time by the following procedure. After the proposed amendment, modification or supplement has been agreed to by the Trust, the Transfer Agent and the Sponsor, the Sponsor will mail or send via email a copy of the proposed amendment, modification or supplement to the Authorized Participant in accordance with Section 13 above. For the purposes of this Agreement, mail will be deemed received by the recipient thereof on the third (3rd) day following the deposit of such mail into the United States postal system. Within fifteen (15) calendar days after its deemed receipt, the amendment, modification or supplement will become part of this Agreement, the Annex or the Exhibits, as the case may be, in accordance with its terms unless the Authorized Participant objects to the proposed amendment, modification or supplement in writing, which shall include objection by electronic mail.

15.	GOVERNING LAW; CONSENT TO JURISDICTION.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York located in the Borough of Manhattan and of the U.S. District Courts for the Southern District of New York and the appellate courts therefrom in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

16.	SUCCESSORS AND ASSIGNS.

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

17.	ASSIGNMENT.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, which shall not be unreasonably withheld; provided that, any party may assign its rights and obligations hereunder (in whole, but not in part) without such consent to an entity acquiring all, or substantially all of its assets or business or to an affiliate so long as the acquiring entity is able to comply and fulfill the duties and obligations under this Agreement.

18.	INTERPRETATION.

The section and sub-section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

19.	ENTIRE AGREEMENT.

This Agreement, along with any other agreement or instrument delivered pursuant to this Agreement, supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

20.	SEVERANCE.

If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein; provided, however, that if a party to this Agreement determines in its reasonable judgment that the provision of this Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable, then the party shall notify the other party to this Agreement of such determination, whereupon this Agreement shall immediately terminate.

21.	NO STRICT CONSTRUCTION.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

22.	SURVIVAL.

Sections 4 (Prospectus, Marketing Materials and Representations), 10 (Indemnification), 11 (Limitation of Liability) and 15 (Governing Law; Consent to Jurisdiction) hereof, as well as this Section 22, shall survive the termination of this Agreement.

23.	OTHER USAGES.

The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasigovernmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) “including” means “including, but not limited to.”

24.	COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. A telecopied facsimile of an executed counterpart of this Agreement, or an electronically transmitted PDF copy of an executed counterpart of this Agreement, shall be sufficient to evidence the binding agreement of each party to the terms hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written below.

DATED: ____________, 20[__]

Krane Digital Investments LLC

Sponsor of the Trust

BY:

NAME:

TITLE:

ADDRESS:

TELEPHONE:

E-MAIL:

[NAME OF AUTHORIZED PARTICIPANT]

BY:

NAME:

TITLE:

ADDRESS:

TELEPHONE:

FACSIMILE:

E-MAIL:

PRIME BROKERAGE ACCOUNT AT THE PRIME BROKER (IF APPLICABLE):

ACCEPTED BY:

STATE STREET BANK AND TRUST COMPANY

BY:

NAME:

TITLE:

ADDRESS:

TELEPHONE:

FACSIMILE:

E-MAIL:

ANNEX I
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR KRANESHARES CRYPTO TRUST
(effective as of [●], 2026)

SERIES OF THE TRUST

KraneShares Coinbase 50 ETF

Annex I-1

ANNEX II
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR KRANESHARES CRYPTO TRUST

[to be provided].

Annex II-1

ANNEX III
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR KRANESHARES CRYPTO TRUST

CERTIFIED AUTHORIZED PERSONS
OF THE AUTHORIZED PARTICIPANT

The following individuals are Authorized Persons pursuant to Section 8 of the Authorized Participant Agreement by and between Krane Digital Investments, LLC and [Name of Authorized Participant], and accepted by State Street Bank and Trust Company.

Participant Name:

NAME(1)	TITLE(1)	SIGNATURE(1)	TELEPHONE NUMBER(2)	E-MAIL ADDRESS(2)	User Location (Country)(2)	PERMISSION*(2)

Date:

Certified By (Signature):

Print Name:

Title:

*	Permissions:

RO – Read-Only (Allows users to see account information and run reports, but not place trades)

ET – Execute Trades (Allows user to place trades directly on to Fund Connect)

(1)	Required information.
(2)	Required information to use the Web Order Site.

Annex III-1